Exhibit 99.1

IHS Inc. Reports Second Quarter 2006 Results

Strong Performance Led by 15 Percent Revenue Growth

ENGLEWOOD, Colo., — June 28, 2006 — IHS Inc. (NYSE: IHS), one of the leading global providers of critical technical information, decision-support tools and related services, today reported results for the second quarter ended May 31, 2006.  Revenue for the second quarter of 2006 totaled $132.9 million, representing a 15 percent increase over second quarter 2005 revenue of $115.1 million.  Net income for the second quarter of 2006 increased 50 percent to $12.9 million, or $0.23 per diluted share, compared to second quarter 2005 net income of $8.6 million, or $0.15 per diluted share.

Adjusted EBITDA totaled $25.0 million for the second quarter of 2006, up 61 percent from $15.5 million in the second quarter of 2005.   IHS generated $42.7 million of cash flow from operations for the second quarter of 2006, an increase of $29.4 million over the prior year period.  Adjusted EBITDA, a non-GAAP financial measure, is used by management to measure operating performance.  See the end of this release for more information about this non-GAAP measure.

“We had a great quarter.  We continue to drive growth by maintaining a sharp focus on delivering products and services that our customers need - every day - and we are very pleased to see that strategy manifest itself in our results for this quarter,” said Charles Picasso, IHS President and CEO.  “Additionally, after the close of the quarter, we completed two strategic acquisitions which will help IHS to drive additional sales and to deliver the most comprehensive information and insight to our customers worldwide.”

Second Quarter 2006 Details

Organic revenue growth in the second quarter of 2006 was 14 percent over the prior year, contributing nearly all of the 15 percent total increase in the quarter.  The company grew its business in both operating segments, domestically and internationally, and across its three product categories — critical information, decision support tools, and operational and advisory services.  The Energy segment grew its revenue for the second quarter by 19 percent, to $70.4 million, compared to $59.0 million in the prior year’s second quarter.  Energy’s organic revenue growth contributed essentially all of its increase.  The Engineering segment grew its second quarter revenue by 11 percent, to $62.5 million, compared to $56.1 million in the prior year.  The Engineering segment’s organic revenue growth rate was eight percent for the second quarter 2006, with acquisitions adding five percent to the revenue growth rate, and the balance relating to movements in foreign exchange.

Adjusted EBITDA for the second quarter of 2006 grew 61 percent over the second quarter of last year and was driven primarily by top-line growth without a commensurate increase in cost structure.  Operating income increased 42 percent year-over-year to $18.6 million, up from $13.0 million for the second quarter of 2005.  Energy operating income was $16.4 million, up 39 percent over the prior year quarter, and Engineering operating income was $5.3 million, up from second quarter 2005 operating income of $0.8 million.

Year-to-Date 2006

Revenue for the first half of 2006 totaled $262.7 million, representing a 13 percent increase over first half 2005 revenue of $232.1 million.  Organic growth contributed nearly all of the total increase.  The Energy segment grew its revenue during the six months ended May 31, 2006 by 18 percent, to $138.6 million, compared to $117.1 million in the prior-year period.  The Engineering segment grew its year-to-date 2006 revenue by 8 percent, to $124.1 million, compared to $115.0 million in the prior year.

Adjusted EBITDA for the first half of 2006 totaled $52.7 million, up 43 percent from $36.9 million in the first six months of 2005.   Operating income increased 26 percent year-over-year to $40.0 million, up from $31.8 million for the six months ended May 31, 2005.  Energy operating income was $32.6 million, up 35 percent over the prior-year period, and Engineering operating income was $13.5 million, up $6.5 million from the same period in 2005.

Net income for the first six months of 2006 increased 21 percent to $26.4 million, or $0.47 per diluted share, compared to the first six months 2005 net income of $21.8 million, or $0.39 per diluted share.

IHS generated $65.2 million of cash flow from operations for the first six months of 2006, an increase of $40.8 million over the prior year period.  However, first half 2005 operating cash flow did include a $9.9 million payment related to the settlement of a stock option plan, and there were no similar cash payments associated with stock compensation awards in the first half of 2006.

Balance Sheet

IHS ended the second quarter of 2006 with $189.2 million of cash and cash equivalents and short-term investments, and virtually no debt.  Subsequent to the end of the second quarter, IHS completed two acquisitions resulting in the deployment of $47 million of cash.

“We’re pleased with the both the magnitude and the broad-based nature of our top-line growth, and the fact that each of our segments is executing well,” stated Michael J. Sullivan, IHS Executive Vice President and CFO.

Outlook (forward-looking statement)

Based upon year to date performance, IHS is revising its annual guidance upward, and currently anticipates organic revenue growth in the range of 10 to 12 percent for the full year ending November 30, 2006.  The company further expects adjusted EBITDA to grow 21 to 25 percent for fiscal 2006.  See discussion of adjusted EBITDA and non-GAAP financial measures at the end of this release.

                As previously announced, IHS will hold a conference call to discuss second quarter results on June 28, 2006, at 3:00 p.m. MST (5:00 p.m. EST).  The conference call will be simultaneously webcast on the company’s website: www.ihs.com.

USE OF NON-GAAP FINANCIAL MEASURES

EBITDA is defined as net income plus net interest, taxes, depreciation and amortization.  Adjusted EBITDA excludes non-cash items, gains and losses on sales of assets and investments and other items that management does not utilize in assessing operating performance (as further described in the attached financial schedules).  Management believes that it is useful to eliminate these items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance.  Management believes that investors may find adjusted EBITDA useful for the same reasons, although investors are cautioned that non-GAAP financial measures, such as adjusted EBITDA, are not a substitute for GAAP disclosures.

Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP).  Reconciliations of comparable GAAP measurements to non-GAAP measurements, such as EBITDA and adjusted EBITDA, are provided within the schedules attached to this release.

IHS FORWARD-LOOKING STATEMENTS:

This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that are not historical facts.  Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products, and services, and statements regarding future performance.  Forward-looking statements are generally identified by the words “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan” and similar expressions.  Although IHS and its management believe that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and generally beyond the control of IHS—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.  These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings.  Other than as required by applicable law, IHS does not undertake any obligation to update or revise any forward-looking information or statements.  Please consult our public filings at www.sec.gov <http://www.sec.gov/>  or www.ihs.com.

About IHS Inc. (www.ihs.com)

IHS (NYSE: IHS) is one of the leading global providers of critical technical information, decision-support tools and related services to customers in a number of industries including energy, defense, aerospace, construction, electronics, and automotive through two operating segments, Engineering and Energy. Our Engineering and Energy segments each represent approximately one-half of IHS’ total revenues. We serve customers ranging from governments and large multinational corporations to smaller companies and technical professionals in more than 100 countries. Our customers rely on our offerings to facilitate decision making, support key processes and improve productivity. We have been in business for more than 45 years and employ more than 2,300 people around the world.

###

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners. Copyright © 2006 IHS Inc.  All rights reserved.

Investor Relations Contact:
Jane Okun
IHS Inc.
303-397-2747
jane.okun@ihs.com

Media Contact:
Tim Stack

IHS Inc.
303-397-xxxx
tim.stack@ihs.com

IHS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per-share amounts)

	May 31,	November 30,
	2006	2005
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$169,997	$132,365
Short-term investments	19,179	27,223
Accounts receivable, net	109,515	136,950
Deferred subscription costs	34,604	27,918
Deferred income taxes	11,419	11,351
Other	8,051	10,638
Total current assets	352,765	346,445

Non-current assets:
Property and equipment, net	51,795	46,580
Intangible assets, net	42,399	27,456
Goodwill, net	326,315	296,394
Prepaid pension asset	91,002	88,516
Other	2,894	1,765
Total non-current assets	514,405	460,711
Total assets	$867,170	$807,156
Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$602	$—
Accounts payable	22,203	41,625
Accrued compensation	15,096	20,135
Accrued royalties	22,385	26,139
Other accrued expenses	34,551	34,975
Income tax payable	8,022	7,726
Deferred subscription revenue	189,596	149,552
Risk management liabilities	—	2,705
Total current liabilities	292,455	282,857

Long-term debt	74	262
Accrued pension liability	7,940	6,824
Accrued post-retirement benefits	20,072	20,278
Deferred income taxes	15,291	15,044
Other liabilities	6,966	4,402

Minority interests	272	309
Commitments and contingencies

Stockholders’ equity:
Class A common stock, $0.01 par value per share, 80,000,000 shares authorized, 44,976,727 and 44,078,231 issued and outstanding at May 31, 2006 and November 30, 2005, respectively	450	441
Class B common stock, $0.01 par value per share, 13,750,000 shares authorized, issued and outstanding at May 31, 2006 and November 30, 2005	138	138
Additional paid-in capital	153,624	168,196
Retained earnings	370,082	343,684
Accumulated other comprehensive loss	(194)	(10,486)
Unearned compensation	—	(24,793)
Total stockholders’ equity	524,100	477,180
Total liabilities and stockholders’ equity	$867,170	$807,156

IHS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per-share amounts)

	Three Months Ended May 31,		Six Months Ended May 31,
	2006	2005	2006	2005
	(Unaudited)
Revenue:
Products	$110,483	$96,599	$217,065	$193,924
Services	22,372	18,546	45,656	38,204
Total revenue	132,855	115,145	262,721	232,128

Operating expenses:
Cost of revenue:
Products	46,820	44,799	91,440	87,660
Services	15,291	12,372	30,439	24,890
Compensation expense related to equity awards	1,071	76	2,166	155
Total cost of revenue	63,182	57,247	124,045	112,705
Selling, general and administrative	44,580	42,514	87,384	83,073
Depreciation and amortization	3,342	2,859	6,712	5,766
Restructuring and other charges	—	—	2	—
Compensation expense related to equity awards	3,288	1,154	5,859	2,349
Gain on sales of assets, net	—	(714)	—	(1,331)
Net periodic pension and post-retirement benefits	(1,218)	(939)	(1,944)	(1,870)
Earnings in unconsolidated subsidiaries	(102)	(21)	(130)	(49)
Other expense (income), net	1,223	7	820	(312)
Total operating expenses	114,295	102,107	222,748	200,331

Operating income	18,560	13,038	39,973	31,797
Interest income	1,458	934	2,372	1,652
Interest expense	(67)	(81)	(152)	(583)
Non-operating expense, net	1,391	853	2,220	1,069
Income from continuing operations before income taxes and minority interests	19,951	13,891	42,193	32,866
Provision for income taxes	(6,619)	(4,574)	(14,092)	(9,980)
Income from continuing operations before minority interests	13,332	9,317	28,101	22,886
Minority interests	(56)	11	(81)	18
Income from continuing operations	13,276	9,328	28,020	22,904
Discontinued operations:
Loss from discontinued operations, net	(342)	(682)	(1,622)	(1,125)
Net income	$12,934	$8,646	$26,398	$21,779
Income from continuing operations per share:
Basic (Class A and Class B common stock)	$0.24	$0.17	$0.50	$0.42
Diluted (Class A and Class B common stock)	$0.24	$0.16	$0.50	$0.41
Loss from discontinued operations per share:
Basic (Class A and Class B common stock)	$(0.01)	$(0.01)	$(0.03)	$(0.02)
Diluted (Class A and Class B common stock)	$(0.01)	$(0.01)	$(0.03)	$(0.02)
Net income per share:
Basic (Class A and Class B common stock)	$0.23	$0.16	$0.47	$0.40
Diluted (Class A and Class B common stock)	$0.23	$0.15	$0.47	$0.39
Weighted average shares:
Basic (Class A common stock)	42,271	41,341	42,199	41,299
Basic (Class B common stock)	13,750	13,750	13,750	13,750
Diluted (Class A common stock)	56,130	56,020	56,071	55,813
Diluted (Class B common stock)	13,750	13,750	13,750	13,750

IHS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended May 31,
	2006	2005
	(Unaudited)
Operating activities
Net income	$26,398	$21,779
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	6,712	5,885
Compensation expense related to equity awards (non-cash portion)	8,025	2,504
Gain on sales of assets, net	—	(1,331)
Impairment of assets of discontinued operations	1,012	—
Net periodic pension and post-retirement benefits	(1,944)	(1,870)
Minority interests	(66)	(18)
Deferred income taxes	213	2,305
Change in assets and liabilities:
Accounts receivable, net	30,781	15,238
Other current assets	(2,715)	(8,258)
Accounts payable	(20,557)	(12,334)
Accrued expenses	(11,586)	(23,082)
Income taxes	(247)	(713)
Deferred subscription revenue	29,136	24,112
Other liabilities	—	112
Net cash provided by operating activities	65,162	24,329
Investing activities
Capital expenditures on property and equipment	(5,763)	(2,801)
Intangible assets acquired	(3,300)	—
Change in other assets	1,272	(596)
Purchase of investments	(5,365)	—
Sales and maturities of investments	14,302	—
Acquisitions of businesses, net of cash acquired	(32,976)	(2,972)
Proceeds from sales of assets and investment in affiliate	—	1,334
Net cash used in investing activities	(31,830)	(5,035)
Financing activities
Net payments on debt	(91)	(270)
Tax benefit from equity compensation plans	2,194	—
Net cash provided by (used in) financing activities	2,103	(270)
Foreign exchange impact on cash balance	2,197	(1,803)
Net increase in cash and cash equivalents	37,632	17,221
Cash and cash equivalents at the beginning of the year	132,365	124,452
Cash and cash equivalents at the end of the year	$169,997	$141,673

IHS INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

 (In thousands)

	Three Months Ended May 31,
	2006	2005
	(Unaudited)

Energy operating income	$16,410	$11,779
Engineering operating income	5,291	833
Total segment operating income	21,701	12,612
Adjustments:
Corporate-level restructuring and other charges	—	—
Compensation expense related to equity awards	(4,359)	(1,230)
Gain on sales of corporate assets, net	—	717
Net periodic pension and post-retirement benefits	1,218	939
Operating income	$18,560	$13,038

	Three Months Ended May 31, 2006
	Energy	Engineering	Adjustments	Consolidated
	(Unaudited)

Operating income	$16,410	$5,291	$(3,141)	$18,560
Adjustments:
Allocation of corporate costs	3,524	3,524	(7,048)	—
Depreciation and amortization	1,805	1,266	271	3,342
Restructuring and other charges	—	—	—	—
Compensation expense related to equity awards	—	—	4,359	4,359
Gains (losses) on sales of assets, net	—	—	—	—
Net periodic pension and post-retirement benefits	—	—	(1,218)	(1,218)
Minority interest	—	(56)	—	(56)
Adjusted EBITDA	$21,739	$10,025	$(6,777)	$24,987

	Three Months Ended May 31, 2005
	Energy	Engineering	Adjustments	Consolidated
	(Unaudited)

Operating income	$11,779	$833	$426	$13,038
Adjustments:
Allocation of corporate costs	2,271	2,271	(4,542)	—
Depreciation and amortization	1,638	1,024	197	2,859
Restructuring and other charges	—	—	—	—
Compensation expense related to equity awards	—	—	1,230	1,230
Gains (losses) on sales of assets, net	—	3	(717)	(714)
Net periodic pension and post-retirement benefits	—	—	(939)	(939)
Minority interest	—	11	—	11
Adjusted EBITDA	$15,688	$4,142	$(4,345)	$15,485

IHS INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASUREMENT TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENT

(In thousands)

	Six Months Ended May 31,
	2006	2005
	(Unaudited)

Energy operating income	$32,559	$24,063
Engineering operating income	13,515	7,034
Total segment operating income	46,074	31,097
Adjustments:
Corporate-level restructuring and other charges	(20)	—
Compensation expense related to equity awards	(8,025)	(2,504)
Gain on sales of corporate assets, net	—	1,334
Net periodic pension and post-retirement benefits	1,944	1,870
Operating income	$39,973	$31,797

	Six Months Ended May 31, 2006
	Energy	Engineering	Adjustments	Consolidated
	(Unaudited)

Operating income	$32,559	$13,515	$(6,101)	$39,973
Adjustments:
Allocation of corporate costs	6,569	6,569	(13,138)	—
Depreciation and amortization	3,507	2,726	479	6,712
Restructuring and other charges	—	(18)	20	2
Compensation expense related to equity awards	—	—	8,025	8,025
Net periodic pension and post-retirement benefits	—	—	(1,944)	(1,944)
Minority interest	—	(81)	—	(81)
Adjusted EBITDA	$42,635	$22,711	$(12,659)	$52,687

	Six Months Ended May 31, 2005
	Energy	Engineering	Adjustments	Consolidated
	(Unaudited)

Operating income	$24,063	$7,034	$700	$31,797
Adjustments:
Allocation of corporate costs	4,670	4,670	(9,340)	—
Depreciation and amortization	3,310	2,064	392	5,766
Compensation expense related to equity awards	—	—	2,504	2,504
Gain on sale of assets	—	3	(1,334)	(1,331)
Net periodic pension and post-retirement benefits	—	—	(1,870)	(1,870)
Minority interest	—	18	—	18
Adjusted EBITDA	$32,043	$13,789	$(8,948)	$36,884

IHS INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASUREMENT TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENT

(In thousands)

	Three Months Ended May 31,		Six Months Ended May 31,
	2006	2005	2006	2005
	(Unaudited)

Net income	$12,934	$8,646	$26,398	$21,779
Interest income	(1,458)	(934)	(2,372)	(1,652)
Interest expense	67	81	152	583
Provision for income taxes	6,619	4,574	14,092	9,980
Depreciation and amortization	3,342	2,859	6,712	5,766
EBITDA	21,504	15,226	44,982	36,456
Compensation expense related to equity awards	4,359	1,230	8,025	2,504
Restructuring and other charges	—	—	2	—
Gain on sales of assets, net	—	(714)	—	(1,331)
Net periodic pension and post-retirement benefits	(1,218)	(939)	(1,944)	(1,870)
Loss from discontinued operations, net	342	682	1,622	1,125
Adjusted EBITDA	$24,987	$15,485	$52,687	$36,884

	Three Months Ended May 31,		Six Months Ended May 31,
	2006	2005	2006	2005
	(Unaudited)

Net cash provided by operating activities	$42,654	$13,208	$65,162	$24,329
Capital expenditures on property and equipment	(3,395)	(1,871)	(5,763)	(2,801)
Free cash flow	$39,259	$11,337	$59,399	$21,528

IHS INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per-share amounts)

	Three Months Ended May 31,
	2006		2005
	After tax	Per share	After tax	Per share
	(Unaudited)

Compensation expense related to equity awards	$(2,747)	$(0.04)	$(775)	$(0.02)
Gain on sales of assets, net	—	—	445	0.01
Net periodic pension and post-retirement benefits	726	0.01	545	0.01
Loss from discontinued operations, net	(342)	(0.01)	(682)	(0.01)

	Six Months Ended May 31,
	2006		2005
	After tax	Per share	After tax	Per share
	(Unaudited)

Compensation expense related to equity awards	$(5,055)	$(0.09)	$(1,578)	$(0.03)
Gain on sales of assets, net	—	—	825	0.02
Net periodic pension and post-retirement benefits	1,146	0.02	1,085	0.02
Loss from discontinued operations, net	(1,622)	(0.03)	(1,125)	(0.02)